UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 2, 2007 (March 29, 2007)

CHINA SECURITY & SURVEILLANCE
TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50917	98-0509431
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

13/F, Shenzhen Special Zone Press Tower, Shennan Road
Futian District, Shenzhen, China, 100020

(Address of Principal Executive Offices)

(86) 755-83765666
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement

On March 29, 2007, China Security & Surveillance Technology, Inc. (the “Company”) entered into a Supplemental Indenture (the “Supplemental Indenture”) to that certain Indenture, dated February 16, 2007 (the “Indenture”) by and among (i) the Company, (ii) China Safetech Holdings Limited (“Safetech”) and China Security & Surveillance Technology (HK) Ltd. (“CSST-HK”) as guarantors, and (iii) The Bank of New York, as trustee, in connection with the issuance and sale by the Company of a $60,000,000 Guaranteed Senior Unsecured Convertible Notes due 2012 (the “Notes”) to Citadel Equity Fund Ltd. (“Citadel”). Under Section 4.16 of the Indenture, the Company covenanted to maintain its Consolidated Tangible Net Worth (as defined in the Indenture) at an amount no less than the Consolidated Tangible Net Worth Threshold which is defined in the Indenture as $150 million from February 16, 2007 (the “Issue Date”) until the first annual anniversary thereof, which will increase by an amount equal to $50 million at each annual anniversary of the Issue Date thereafter. In the Supplemental Indenture, the parties agreed to amend the definition of the Consolidated Tangible Net Worth Threshold to replace “$150 million” and “$50 million” in such definition with “$50 million” and “$5 million,” respectively.

On March 29, 2007, the Company also entered into an Amendment (the “Amendment”) to that certain Investor Rights Agreement, dated February 16, 2007 (the “Investor Rights Agreement”), by and among the Company, Safetech, CSST-HK, China Security & Surveillance Technology (PRC), Inc., Golden Group Corporation (Shenzhen) Limited, Shanghai Cheng Feng Digital Technology Co., Ltd., Mr. Tu Guo Shen (“Mr. Tu”), Ms. Li Zhi Qun (“Ms. Li”), Whitehorse Technology Limited (“Whitehorse”, and together with Mr. Tu and Ms. Li, the “Controlling Shareholders”), and Citadel. Among other things, the Amendment principally deleted certain provisions in the Investor Rights Agreement regarding Citadel’s right to designate an observer to participate in the meetings of the Company’s board of directors and its right of first refusal and tag-along rights relating to proposed sales by the Controlling Shareholders to any third party and removed certain trading restrictions on the parties.

The foregoing description of the Supplemental Indenture and Amendment does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)                      Exhibits

4.1	Supplemental Indenture, dated March 29, 2007, among the Company, Safetech, CSST-HK and The Bank of New York.
4.2	Amendment to the Investor Rights Agreement, dated March 29, 2007, among the Company, Safetech, CSST-HK, CSST-PRC, Golden, Cheng Feng, Mr. Tu, Ms. Li, Whitehorse and Citadel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Security & Surveillance Technology, Inc.

Date: April 2, 2007

/s/ Tu Guo Shen
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Supplemental Indenture, dated March 29, 2007, among the Company, Safetech, CSST-HK and The Bank of New York.
4.2	Amendment to the Investor Rights Agreement, dated March 29, 2007, among the Company, Safetech, CSST-HK, CSST-PRC, Golden, Cheng Feng, Mr. Tu, Ms. Li, Whitehorse and Citadel.